EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60611, 333-05933, 333-28887, 333-71261, 333-86147, 333-39588, 333-97793, 333-105879, 333-117086, 333-121060, 333-125160, 333-129890, 333-136747, 333-153275, and 333-166987) of Tekelec of our report dated February 24, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 24, 2011